Exhibit 10.3

FIRST AMENDMENT TO THE
KIMCO REALTY CORPORATION
EXECUTIVE SEVERANCE PLAN

THIS FIRST AMENDMENT TO THE KIMCO REALTY CORPORATION EXECUTIVE SEVERANCE PLAN (this “Amendment”), dated as of March 20, 2012, is made and adopted by Kimco Realty Corporation, a Maryland corporation (the “Company”).  Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Plan (as defined below).

RECITALS

WHEREAS, the Company maintains the Kimco Realty Corporation Executive Severance Plan, adopted as of March 15, 2010 (the “Plan”);

WHEREAS, the Company desires to amend the Plan as set forth herein; and

WHEREAS, pursuant to Section 4.03 of the Plan, prior to a Change in Control, the Plan may be amended at any time and from time to time by the Board; provided that no amendment materially and adversely affects the rights of any Participant who has incurred a Termination of Employment prior to the date of such amendment.

NOW, THEREFORE, BE IT RESOLVED, that the Plan shall be amended as follows:

1.           The definition of “Cause” in Section 1.01 of the Plan is hereby amended and restated in its entirety as follows:

“Cause” shall mean (a) conviction of a crime (including conviction on a nolo contendere plea) involving the commission by a Participant of a felony or of a criminal act involving, in the good faith judgment of the Company, fraud, dishonesty, or moral turpitude; (b) deliberate and continual refusal to perform employment duties reasonably requested by the Company or an affiliate after thirty (30) days’ written notice by certified mail of such failure to perform, specifying that the failure constitutes cause (other than as a result of vacation, sickness, illness or injury); (c) prior to the occurrence of a Change in Control, continued unsatisfactory performance and/or behavior following issuance of progressive performance warnings and reasonable time to improve; (d) fraud or embezzlement determined in accordance with the Company’s normal, internal investigative procedures consistently applied in comparable circumstances; (e) misconduct or negligence in connection with the business of the Company or an affiliate which has a substantial adverse effect on the Company or the affiliate; (f) a breach of fiduciary duty to the Company; or (g) violation of any of the Company policies prohibiting harassment or discrimination in the workplace.  Determination of Cause shall be made by the Compensation Committee (or its delegate pursuant to Section 4.06) in its sole discretion.

2.           Section 1.01 of the Plan is hereby further amended to add the following new definition:

“Extraordinary Awards” shall mean (a) those certain restricted stock awards which provide for vesting over a ten-year period granted by the Company to certain employees as retention awards on February 16, 2012, and (b) any other equity awards (other than annual stock option or restricted stock awards granted in the ordinary course) granted on or after February 16, 2012 and designated as Extraordinary Awards by the Compensation Committee.

3.           Section 3.01(c) of the Plan is hereby amended and restated in its entirety as follows:

(c)           Notwithstanding anything to the contrary in any equity plan of the Company or any equity award agreement between the Participant and the Company, the Participant’s unvested annual stock option and restricted stock awards (but not unvested performance shares, performance awards, Extraordinary Awards or other awards other than annual stock option and restricted stock awards) shall become vested as of the Termination Date and shall remain exercisable following the Termination Date in accordance with the terms of the Participant’s equity award agreements (the “Equity Award Acceleration”).

4.           The last sentence of Section 3.01 of the Plan is hereby amended and restated in its entirety as follows:

For the avoidance of doubt, in no event shall the Participant be entitled to any Severance Payment, Benefit Continuation or Equity Award Acceleration under this Section 3.01 (i) in the event that the Participant resigns for any reason (except as provided in Section 3.02 with respect to certain terminations for Good Reason in connection with a Change in Control), or (ii) in the event that the Participant’s employment is terminated due to death, Disability or for Cause; provided, however, that, notwithstanding the foregoing, any equity awards which by their terms accelerate upon any such termination shall remain eligible to accelerate upon such termination, in accordance with the terms and provisions of the applicable award agreements.

5.           This Amendment shall be effective as of the date of its approval by the Board and, as of the date of such approval, this Amendment shall be incorporated in and form a part of the Plan.

6.           Except as set forth herein, the Plan shall remain in full force and effect following the date of this Amendment.